STOCK PURCHASE AGREEMENT

     THIS STOCK PURCHASE AGREEMENT (this "Agreement"), is made as of April 9, 2002 between RATEXCHANGE CORPORATION, a Delaware corporation ("Seller"), BL PARTNERS LLC, a California limited liability company ("Purchaser") and RMG
PARTNERS CORPORATION, a Delaware corporation ("RMGP"), under the following circumstances:

A. Seller is the beneficial and record owner of One Hundred (100) shares of Common Stock of RMGP (the "RMGP Shares").

B. Pursuant to that certain Agreement dated as of April 8, 2001 between Seller and Purchaser (the "Option Agreement"), (1) RMGP was capitalized with $300,000 in cash and Two Million Two Hundred Thousand (2,200,000) shares of Common Stock issued by Seller (the "RTX Capital Shares") and (2) Purchaser was granted an option to purchase all of Seller's interest in RMGP, including the RMGP Shares (the "RMGP Purchase Option").

C. Under Section 1 of the Option Agreement and Article IX of the RMGP bylaws, the RMGP Purchase Option does not extend to the RTX Capital Shares which are not "Controlled Shares", as defined in the RMGP bylaws.

D. Pursuant to a letter addressed to Seller dated February 19, 2002, Purchaser has given notice of its intent to exercise the RMGP Purchase Option.

E. Schedule 1 attached hereto sets forth the determination of the Controlled Shares as of the date of this Agreement in accordance with the Option Agreement and the RMGP bylaws. The parties have agreed that in accordance with the Option Agreement and Article IX of the RMGP bylaws, immediately before the transfer of the RMGP Shares to Purchaser pursuant to the RMGP Purchase Option, RMGP shall transfer to Seller 1,050,124 shares of Common Stock of Seller, constituting the RTX Capital Shares which are not Controlled Shares (the "Unvested RTX Shares").

F. The parties wish to confirm their agreement with respect to the purchase and sale of the RMGP Shares, the transfer of the Unvested RTX Shares, and certain related matters.

     NOW, THEREFORE, the parties hereto agree as follows:

     1. Transfer of Unvested RTX Shares.

          (a) Transfer of Shares. Upon the execution and delivery of this Agreement, RMGP shall transfer the Unvested RTX Shares to Seller, by delivering to Seller stock certificate(s) representing the Unvested RTX Shares, duly endorsed for transfer to Seller or accompanied by an executed stock assignment separate from certificate.

          (b) Certificate For Controlled Shares. To the extent that the stock certificate(s) described in Section 1(a) immediately above represent RTX Capital Shares in excess of the Unvested RTX Shares, Seller shall upon receipt of such stock certificate(s) and the stock assignment described in Section 1(a) above deliver to RMGP a stock certificate representing such RTX Capital Shares in excess of the Unvested RTX Shares.

     2. Section 83. The fair market value of the RMGP Shares is $472,481, including the fair market value of the Controlled Shares, which is $172,481. For purposes of Internal Revenue Code Section 83, the bargain element is $172,481, which Seller shall claim as a deduction and Purchaser shall include as income.
Schedule 2 attached hereto sets forth true and correct copies of the balance sheet of RMGP as of the date of this Agreement, and the income statement of RMGP for the period from January 1, 2002 to April 8, 2002. Such financial statements have been prepared in accordance with generally accepted accounting principles, and fairly present the financial position of RMGP as of the date of this Agreement, and the results of its operations for the period from January 1, 2002 to April 8, 2002.

     3. Registration Rights.

          (a) Registration. Seller shall register with the SEC the RTX Capital Shares via piggyback registration upon the next registration of RateXchange securities following the date hereof.

          (b) Expenses. All expenses other than underwriting discounts and commissions incurred in connection with registrations, filings or qualifications pursuant to this Section 3, including without limitation, all registration, filing and qualification fees, printers' and accounting fees, and fees and disbursements of counsel for Seller shall be borne by Seller.

          (c)  Seller's  Obligations.  Whenever  Seller is  required  under this
Section  3  to  register  any  of  the  Controlled  Shares,   Seller  shall,  as
expeditiously as reasonably possible:

               (i) prepare and file with the Securities and Exchange Commission (the "SEC") a registration statement with respect to such Controlled Shares and cause such registration statement to become effective, and, upon the request of Purchaser, keep such registration statement effective for a period of up to one hundred twenty (120) successive days or, if earlier, until the distribution contemplated in such registration statement has been completed;

               (ii) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act of 1933 (the "Act") with respect to the disposition of all securities covered by such registration statement;

               (iii) furnish to Purchaser such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of the Controlled Shares;

               (iv) register and qualify the Controlled Shares under such other securities or Blue Sky laws of such jurisdictions as shall be requested by Purchaser;

               (v) in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering;

               (vi) notify Purchaser at any time when a prospectus relating thereto is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

               (vii) cause all of the Controlled Shares registered pursuant to this Section 3 to be listed on each securities exchange on which similar securities issued by Seller are then listed; and

               (viii) provide a transfer agent and registrar for all Controlled Shares registered pursuant hereunder and a CUSIP number for all such Controlled Shares, in each case not later than the effective date of such registration.

          (d) Indemnification. If any Controlled Shares are included in a registration statement pursuant to this Section 3, then to the extent permitted by law, Seller will indemnify and hold harmless Purchaser, the officers, directors and members of Purchaser, legal counsel and accountants for Purchaser, any underwriter (as defined in the Act) for Purchaser, and each person, if any, who controls Purchaser or underwriter within the meaning of the Act or the Securities Exchange Act of 1934 (the "1934 Act"), against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the Act, the 1934 Act or any state securities laws, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations: (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or
(iii) any violation or alleged violation by Seller of the Act, the 1934 Act, any state securities laws or any rule or regulation promulgated under the Act, the 1934 Act or any state securities laws; and Seller will reimburse Purchaser and each such officer, director, member, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action.

          (e) Assignment. The rights to cause Seller to register the Controlled Shares pursuant to this Section 3 may be assigned to one or more transferees or assignees of the Controlled Shares.

     4. Purchase and Sale of the RMGP Shares.

          (a) Transfer. Upon the terms and subject to the conditions herein set forth, Seller hereby sells and delivers the RMGP Shares to Purchaser, and Purchaser hereby purchases the RMGP Shares from Seller, for a purchase price of Three Thousand Dollars ($3,000.00) per share, or a total purchase price of Three Hundred Thousand Dollars ($300,000.00) (the "Purchase Price"), free and clear of all liens, claims, pledges, charges, restrictions and encumbrances of any nature whatsoever. The closing of the sale and purchase of the RMGP Shares contemplated hereby shall take place upon the execution and delivery of this Agreement.

          (b) Stock Certificates. Upon the execution and delivery of this Agreement, Seller shall deliver to Purchaser the certificate or certificates for the RMGP Shares, duly endorsed for transfer to Purchaser or accompanied by an executed Stock Assignment Separate From Certificate with respect to such certificate(s).

          (c) Purchase Price. Upon the execution and delivery of this Agreement, Purchaser shall deliver to Seller a cashier's check payable to Seller in the amount of the Purchase Price.

          (d) Corporate Records. Upon the execution and delivery of this Agreement, Seller shall deliver to Purchaser the minute book, stock book, stock ledger, corporate seal, and other corporate books and records of RMGP.

          (e) Resignation and Release. Upon the execution and delivery of this Agreement, Seller shall deliver the written resignation of D. Jonathan Merriman as director of RMGP.

     5. Representations and Warranties of Seller. Seller represents and warrants to Purchaser as follows:

          (a) Title to RMGP Shares. Seller is the owner, beneficially and of record, of all of the RMGP Shares, which represent all of the outstanding shares of capital stock of RMGP. Seller owns all of the RMGP Shares free and clear of all liens, encumbrances, security agreements, options, claims, charges and restrictions. Seller has full power and authority to transfer the RMGP Shares to Purchaser without the consent of any other person. Upon delivery of the RMGP shares to Purchaser pursuant to this Agreement, Purchaser will receive good and marketable title thereto, free and clear of all liens, claims, encumbrances and equities whatsoever. Following such transfer, Seller will not own any further interest in or to the stock or other securities of RMGP.

          (b) No Conflict. The execution of this Agreement and the consummation of the transactions contemplated hereby will not result in the breach of any term or provision of, or constitute a default under, any contract, agreement, instrument, understanding, judgment or decree to which Seller is a party or by which Seller is bound.

          (c) No Undisclosed Liabilities. Seller has incurred no liabilities or obligations for which RMGP may be obligated and which are attributable to acts and/or actions by Seller except as disclosed to and approved by Purchaser.

          (d) Status of RMGP Shares. The RMGP Shares are duly and validly issued by RMGP, and are fully paid and non-assessable.

          (e) No Other Interest. The RMGP Shares represent the entire interest of Seller in RMGP, and RMGP does not owe any debt, liability or obligation to Seller or any officer, director, subsidiary, or affiliate of Seller.

          (f) No Misstatements. No representation or warrant by Seller contained in this Agreement and no document or certificate furnished or to be furnished to Purchaser by Seller in connection herewith, or with the transactions contemplated hereby, contains an untrue statement of material fact, or omits to state a material fact necessary to make the statements of fact contained herein or therein not misleading.

     6. Representations, Warranties and Agreements of Purchaser. Purchaser represents and warrants to and agrees with Seller as follows:

          (a) Authority. Purchaser has the full right, power and authority to enter into and perform its obligations under this Agreement and to acquire the RMGP Shares, and this Agreement has been duly authorized, executed and delivered by Purchaser and constitutes the valid and binding obligation of Purchaser, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws affecting creditors' rights generally and by general equitable principles.

          (b) Restricted Securities. Purchaser understands and acknowledges that
(i) the RMGP Shares are restricted securities (as defined under Securities and Exchange Commission Rule 144) and may not be offered, sold or otherwise transferred unless and until registered under the Securities Act or pursuant to an exemption from the registration requirements thereof and (ii) the certificates representing the RMGP Shares will bear a legend substantially in the following form:

                    THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED, ASSIGNED OR OTHERWISE DISPOSED OF, AND NO TRANSFER OF THE SECURITIES MAY BE EFFECTED BY THE COMPANY OR ITS TRANSFER AGENT, IN THE ABSENCE OF SUCH REGISTRATION OR ANY EXEMPTION THEREFROM.

     7. Termination of Agreements. Effective as of the date of this Agreement, all agreements and understandings between Seller, on the one hand, and Purchaser and/or RMGP, on the other hand, whether oral or written (other than this Agreement), are hereby terminated, including without limitation all revenue sharing, expense sharing, and consulting agreements.

     8. Indemnification.

          (a) By Seller. Seller shall indemnify Purchaser and its affiliates and subsidiaries, and each of their respective directors, officers, employees, members and agents (each a "Purchaser Indemnified Person") and hold each of them harmless from and in respect of any and all losses, damages, liabilities, reasonable expenses (including, without limitation, expenses of investigation and defense and fees and disbursements of counsel), claims, liens or other obligations of any nature whatsoever, including the cost of enforcing this provision (collectively, "Losses"), that may be incurred by any Purchaser Indemnified Person directly or indirectly by virtue of or resulting from the inaccuracy of any representation or the breach of any warranty, covenant or agreement made by Seller in this Agreement or in any certificate, document or instrument delivered by Seller to Purchaser in connection with this Agreement.

          (b) By Purchaser. Purchaser shall indemnify Seller and each of its agents (each a "Seller Indemnified Person") and hold each of them harmless from and in respect of any and all Losses that may be incurred by any Seller Indemnified Person directly or indirectly by virtue of or resulting from the inaccuracy of any representation or the breach of any warranty, covenant or agreement made by Purchaser in this Agreement or in any certificate, document or instrument delivered by Purchaser to Seller (or to any agent or representative of Seller) in connection with this Agreement.

     9.  Closing.   The  execution  and  delivery  of  this  Agreement  and  the consummation of the transactions contemplated by this Agreement shall occur at the offices of Purchaser at 2 p.m. on the date of this Agreement.

     10. Submission to Jurisdiction; Service of Process; Governing Law.

          (a) Jurisdiction and Venue. The parties to this Agreement hereby irrevocably submit to the jurisdiction of any Federal or State court located in the City and County of San Francisco, California over any suit, action or proceeding arising out of or relating to this Agreement. The parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in such court.

          (b) Service of Process. Service of process may be made in any manner permitted by law.

          (c) Governing Law. This Agreement and the transactions described herein shall be governed by and construed in accordance with the laws of the State of California, without regard to choice-of-law provisions.

     11. Notices. All notices, requests, demands and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given, made and received only when delivered (personally, by facsimile, by courier service or by other messenger) or when deposited in the United States mails, registered or certified, postage prepaid, return receipt requested, addressed as set forth below:

         If to Purchaser:

         BL Partners,  LLC
         350 California Street, Suite 1780
         San Francisco, CA  94104
         Attention:  Sanjay Lillaney, Ph.D., Chief Executive Officer
         Telephone: (415) 544-4214
         Facsimile: (415) 434-4199

         If to Seller:

         RateXchange Corporation
         100 Pine Street, Suite 500
         San Francisco, CA 94111
         Attention: Jon Merriman and Christopher Aguilar
         Telephone: (415) 274-5650
         Facsimile: (415) 274-5651

     12. Miscellaneous.

          (a) Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns.

          (b) Severability. If any part of this Agreement is held to be unenforceable or invalid under, or in conflict with, the applicable law of any jurisdiction, the unenforceable, invalid or conflicting part shall, to the extent permitted by applicable law, be narrowed or replaced, to the extent possible, with a judicial construction in such jurisdiction that effects the intent of the parties regarding this Agreement and such unenforceable, invalid or conflicting part. To the extent permitted by applicable law, notwithstanding the unenforceability, invalidity or conflict with applicable law or any part of this Agreement, the remaining parts shall be valid, enforceable and binding on the parties.

          (c) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.

          (d) Entire Agreement. This Agreement contains the entire understanding between the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements and understandings, inducements or conditions, express or implied, oral or written, except as herein contained, except that the Option Agreement shall stand alone and not be modified by this Agreement. This Agreement may not be modified or amended other than by an agreement in writing.

          (e) Further Assurances. If, at any time after the execution and delivery of this Agreement, Purchaser shall consider or be advised that any assignments, assurances or any other similar actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in Purchaser its rights, title or interest in, to or under any of the Shares, Seller shall take such actions as may be reasonably necessary or desirable to vest in Purchaser and to perfect or confirm in respect of Purchaser any and all right, title and interest in, to and under such Shares.

          (f) Expenses. Seller and Purchaser shall pay their own expenses, including the fees and expenses of their respective counsel (if any) incurred by them in connection with the sale and delivery of the Shares and the execution, delivery and performance of this Agreement.

          (g) Reliance On and Survival of Representations and Warranties. Notwithstanding any investigation at any time conducted by any of the parties hereto, each of the parties hereto shall be entitled to rely on the representation and warranties of the other party set forth herein. All representations and warranties set forth in this Agreement shall survive the execution and delivery of this Agreement.

          (h) Headings. The headings of the paragraphs of this Agreement are included for purposes of convenience only, and shall not affect the construction or interpretation of any of its provisions.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

RATEXCHANGE CORPORATION                 BL PARTNERS LLC
a Delaware corporation                  a California limited liability company

By:  __________________________         By:  RMG Holdings Corporation
                                             a California corporation
                                             Its Manger
Title:  _______________________
                                             By:  ____________________________
                                                   Sanjay Lillaney, President
RMG PARTNERS CORPORATION
a Delaware corporation
                                             By:  ____________________________
                                                   Mark Burger, Secretary
By:  __________________________

Title:  _______________________

                                LIST OF SCHEDULES

Schedule       Description
--------       -----------

    1          Determination of Controlled Shares

    2          Financial Statements of RMGP

                                   TRANSFER OF

                            RMG PARTNERS CORPORATION

                                       TO

                                BL PARTNERS, LLC

                                  CLOSING LIST

 No.     Agreement         Description
 ---      Section          -----------
          -------

 1         1(a)         Certificate for Unvested RTX Shares and Stock Assignment

 2         1(b)         Certificate for the Controlled Shares

 3         4(b)         Certificate for RMGP Shares and Stock Assignment

 4         4(c)         Cashier's check for $300,000

 5         4(d)         Minute book, stock book, stock ledger, corporate seal
                        and other corporate books and records of RMGP

 6         4(e)         Resignation of D. Jonathan Merriman